SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.  )

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ARI Network Services, Inc.

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ARI NETWORK SERVICES, INC.
10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 16, 2010

To the Shareholders of ARI Network Services, Inc.:

The 2010 Annual Meeting of Shareholders of ARI Network Services, Inc. (the “Company”) will be held at the Company’s headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin, on Thursday, December 16, 2010, at 9:00 a.m., local time, for the following purposes:

1.	To elect one director nominated by the Company’s Board of Directors to serve until 2013 and until his successor is elected and qualified;

2.	To approve the ARI Network Services, Inc. 2010 Equity Incentive Plan;

3.	To approve amendments to the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan;

4.	To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2011; and

5.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on October 15, 2010 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.  Shareholders are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the internet, whether or not they expect to attend the annual meeting in person.  Instructions for telephonic and electronic voting are contained in the accompanying proxy.  If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.  In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later dated proxy or voting via the Internet) or by telephone of such revocation.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this proxy statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote telephonically, electronically using the Internet, or what is required to vote your shares in person at the annual meeting.

By order of the Board of Directors,

Brian E. Dearing, Secretary
November 5, 2010

ARI NETWORK SERVICES, INC.
10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224
(414) 973-4300

PROXY STATEMENT

The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Each shareholder of record at the close of business on October 15, 2010 will be entitled to one vote for each share of Common Stock registered in such shareholder’s name.  As of October 15, 2010, the Company had outstanding 7,785,585 shares of common stock, par value $0.001 (the “Common Stock”).  The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting.  This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company’s shareholders commencing on or about November 5, 2010.

Any shareholder executing and delivering the enclosed proxy may revoke the same at any time before it is voted by advising the Secretary of the Company in writing of such revocation (including executing a later-dated proxy) or by voting via the Internet or by telephone.

Unless otherwise directed, all proxies will be voted as follows:

•	FOR the election of the individual nominated by the Company’s Board of Directors to serve as a director;
•	FOR the approval of the ARI Network Services, Inc. 2010 Equity Incentive Plan;
•	FOR the approval of amendments to the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan; and
•	FOR the ratification of the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2011.

Under the Company’s Amended and Restated By-Laws, directors are elected by a plurality of votes cast at the meeting (assuming a quorum is present).  In other words, the nominee receiving the largest number of votes will be elected.  Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.  The other proposals will be approved if the affirmative votes exceed the votes cast against.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON DECEMBER 16, 2010

The Company’s annual report to shareholders, including this proxy statement, is available at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 15, 2010 (unless otherwise indicated).  The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

NAME AND ADDRESS OF BENEFICIAL OWNERS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)	PERCENT

Briggs & Stratton Corporation (2)	840,000	9.30%
12301 West Wirth Street
Milwaukee, WI 53201

Channel Blade Technologies Corporation (3)	615,385	6.81%
500 Central Drive, Suite 106
Virginia Beach, VA 23454

Douglas M Singer (3) 9833 East Dreyfus Avenue,	600,000	6.64%
Scottsdale, AZ 85260

Peter H. Kamin (4)	591,500	6.55%
c/o The Nelson Law Firm, LLC
75 South Broadway, 4th Floor
White Plains, NY 10601

Roy W. Olivier (5)	754,476	8.35%

Brian E. Dearing (6)	364,975	4.04%

Gordon J. Bridge	212,653	2.35%

Ted C. Feierstein	94,533	1.05%

William C. Mortimore	79,575	*

Michael T. Tenpas	75,637	*

P. Lee Poseidon	17,200	*

All current executive officers and directors as a group (7 persons)	1,599,049	17.70%

* less than 1%

(1)
Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Includes options exercisable within 60 days of October 15, 2010 as follows:  Mr. Dearing (115,833 shares), Mr. Tenpas (42,500 shares), Mr. Bridge (133,985 shares), Mr. Olivier (275,000 shares), Mr. Feierstein (94,533 shares), Mr. Mortimore (79,575 shares), Mr. Poseidon (17,200 shares), and all executive officers and directors as a group (763,626 shares).

(2)	Stock ownership information is provided as of March 16, 2000 based upon Schedule 13D amendment filed April 3, 2000.

(3)	Stock ownership information is provided as of March 23, 2010 based upon Schedule 13D amendment filed March 29, 2010.

(4)
Stock ownership information is based on the number of shares acquired by Channel Blade Technologies Corporation (“Channel Blade”) on April 27, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade.

(5)
Stock ownership information is provided as of December 31, 2004 based upon Schedule 13G amendment filed February 2, 2005.  Mr. Kamin’s total includes 151,900 shares held by the Peter H. Kamin Children’s Trust, 103,200 shares held by the Peter H. Kamin Profit Sharing Plan, 28,100 shares held by the Peter H. Kamin Family Foundation and 25,000 shares held by 3K Limited Partnership.

(6)
Mr. Olivier’s total includes 447,507 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power.  Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest (9,580 shares).

(7)	Mr. Dearing’s total includes 81,760 shares which are held in family trust.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Company’s directors are divided into three classes, with staggered terms of three years each.  At the annual meeting, shareholders will vote on one director, William C. Mortimore, who was nominated by the Company’s Board of Directors, to serve until 2013 and until his successor is elected and qualified.

Nominee for Election to Serve Until
the Annual Meeting in 2013

William C. Mortimore, age 65; Mr. Mortimore, a director since 2004, has been on the Audit Committee since 2004 and has been the Audit Committee Chair since 2007.  Mr. Mortimore was the founder of Merge Technologies Incorporated (“MTI”) and its Chief Strategist from September 2000 until July 2006, Interim Chief Executive Officer from May 2006 until July 2006, Chairman of the Board from September 2000 until May 2006, President and Chief Executive Officer from November 1987 through August 2000 and a member of the Board of Directors since its inception in November 1987 until July 2006.  MTI is a global healthcare software and services company that trades on the Nasdaq National Market under the symbol MRGE.  Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an original member of the American College of Radiology/National Association of Electrical Manufacturers committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore has also served as a member of the Board of Directors of MRI Devices, Inc., a privately held diagnostic imaging manufacturer, from November 2002 until its sale to Intermagnetics General Corporation in mid 2004.  Mr. Mortimore received a B.S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.

The Board of Directors believes that it benefits from Mr. Mortimore’s substantial technical and management experience, which he has obtained through his positions with various healthcare and information technology companies, as well as public company leadership and shareholder value growth experience.  In addition, Mr. Mortimore’s experience as a director of the Company, Chairman of the Audit Committee and the “audit committee financial expert,” has provided him with an in-depth understanding of the business of the Company and the markets in which it competes.

Directors Whose Terms Expire at
the Annual Meeting in 2011

Brian E. Dearing, age 55; Mr. Dearing is the Chairman of the Board & Chief Corporate Development and Strategy Officer.  He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997.  He served as President and CEO from 1995 to 2008.  He has also served as Chief Financial Officer, Treasurer, and/or Secretary for several interim periods, including most of fiscal year 2008, part of fiscal 2009 and all of fiscal 2010.  He currently serves as Secretary.  Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe.  Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986.  Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a B.A. in Political Science from Union College.

The Board of Directors believes that Mr. Dearing’s experience as Chief Corporate Development and Strategy Officer and Interim Chief Financial Officer, and other leadership positions within the Company, including his service as Chairman of the Board, his experience as the Company’s former Chief Executive Officer and his long tenure with the Company, gives him unique insights into the Company’s challenges, opportunities and operations.  This experience, along with his extensive business background and financial expertise, make him a valuable member of the Board of Directors.

Roy W. Olivier, age 51; Mr. Olivier joined the Company in September 2006 as Vice President of Global Sales and Marketing, and was appointed as President and CEO in May 2008. He has been a director since 2008.  Before joining ARI, Mr. Olivier was a consultant to start-up, small and medium-sized businesses. Prior to that, he was Vice President of Sales and Marketing for ProQuest Media Solutions, a business he founded in 1993 and sold to ProQuest in 2000. Before that, Mr. Olivier held various sales and marketing executive and managerial positions with several other companies in the telecommunications and computer industries, including Multicom Publishing Inc., BusinessLand and PacTel.

The Board of Directors believes that Mr. Olivier’s experience with the Company as its President, Chief Executive Officer, and director, as well as his prior experience as the Company’s Vice President of Global Sales and Marketing, as well as his other business and industry background, has given him substantial and valuable knowledge of all aspects of the Company’s business.

P. Lee Poseidon, age 55; of Ohio was appointed to the Board of Directors in June of 2008 and has been a member of the Audit Committee since 2009.  Mr. Poseidon’s business experience includes Chief Operating Officer at Quorum Information Technologies and at the National Automobile Dealers Association.  From 2001 to 2003, he served as Senior Vice President and General Manager of ProQuest’s Global Automotive business unit.  Prior to joining ProQuest, Poseidon spent 15 years in a series of executive positions in marketing, business development, product management and strategic planning at The Reynolds and Reynolds Company.  His early career included financial analysis and management positions at NCR Corporation.  Poseidon earned his MBA from Xavier University and his B.A. from Ohio Wesleyan University.

The Board of Directors believes that it benefits from Mr. Poseidon’s extensive management, business and industry experience which he has obtained through his positions with a number of technology, publishing, manufacturing, distribution, and professional services businesses.  In addition, Mr. Poseidon’s experience as a director of the Company, and as a member of the Audit Committee and Compensation Committee, has provided him with a deep understanding of the business of the Company and makes him a valuable member of the Board of Directors.

Directors Whose Term Expires at
the Annual Meeting in 2012

Gordon J. Bridge, age 68; Mr. Bridge, a director since December 1995, is a retired Information Industry senior executive.  From January 2004 to September 2006, Mr. Bridge was president, and from May 2005 to September 2006 was Chief Executive Officer of CM IT Solutions, a nationwide franchise system providing information technology consulting and support services to small and medium sized businesses.  From December 1999 to August 2001, Mr. Bridge was Chairman of the Board and Chief Executive Officer of SurferNETWORK.  From November 1995 to January 2000, Mr. Bridge was Chairman of the Board and from April 1997 to March 1998 was also Chief Executive Officer of ConnectInc.com, an enterprise software company.  Mr. Bridge held various senior executive management positions with AT&T from 1988 to 1995, including president of three business units; Consumer Interactive Services, EasyLink Services and Computer Systems.  Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for nearly 23 years, holding the positions of Vice President of Sales and Vice President of Marketing for the U.S. National Accounts Division in the mid 1980’s.  Mr. Bridge holds a B.A. in Mathematics from Bradley University.

The Board of Directors believes that it benefits from Mr. Bridge’s years of executive management experience as a senior executive at several large and small companies and in his current role as an independent consultant.  Mr. Bridge’s strong leadership experience, his extensive knowledge in the field of information technology and his long tenure as a director also provide valuable experience and insight to the Board of Directors.

Ted C. Feierstein, age 53; Mr. Feierstein, a director since January 2000, is a founding partner in PrimeMetrix, a financial advisory and consulting company for lean technology companies.  Prior to that he was a senior technology banker at First Analysis Securities Corporation, and a partner in Ascent Partners, a merchant bank specializing in investments, mergers and acquisitions, and strategic assistance for Internet, software and information technology-focused professional service companies.  Mr. Feierstein is also a founding partner of Prism Capital, a private equity fund.  Prior to co-founding Ascent, Mr. Feierstein was a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was a venture capitalist with Wind Point Partners, a private equity fund.  Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.

The Board of Directors believes that it benefits from Mr. Feierstein’s significant expertise in the areas of finance, investment banking, mergers and acquisitions, venture capital and private equity services.  In addition, Mr. Feierstein’s extensive experience as a director of the Company, as well as his experience as a member of the Compensation Committee, have provided him with a deep understanding of the business of the Company and make him a valuable member of the Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors held 18 meetings in fiscal 2010.  Each incumbent director attended 75 percent or more of the combined number of meetings of the Board and of the committees on which such director served.  While the Company has not adopted a formal policy requiring Board members to attend the annual meeting, all directors are encouraged to attend.  All of the Company’s directors who were members of the Board of Directors on the date of the 2009 annual meeting of shareholders attended the meeting.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Dearing serving as Chairman of the Board and Mr. Olivier serving as President and Chief Executive Officer.  The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and history with the Company that each of these individuals possesses.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors.  Nevertheless, efforts are made to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis.  The Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors.  However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to ARI Network Services, Inc., Attention:  Chairman, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.  The Chairman will review such communications and, if appropriate, forward such communications to other Board members.

The Company’s Board of Directors has established an Audit Committee that currently is composed of Mr. Mortimore (chairman), Mr. Bridge and Mr. Poseidon.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A.  Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2010 is set forth in the “Report of the Audit Committee” included in this proxy statement.  The members of the Audit Committee are independent under the NASDAQ listing standards regarding the independence of directors, including Audit Committee members.  The Board of Directors has determined that Mr. Mortimore is an “audit committee financial expert” and is “independent” as those terms are defined under the Securities and Exchange Commission regulations and NASDAQ listing standards.

The Company’s Board of Directors has established a Compensation Committee that currently is composed of Mr. Poseidon, Mr. Bridge and Mr. Feierstein, each of whom is “independent” as such term is defined under the NASDAQ listing standards.  The duties of the Compensation Committee are to approve all executive compensation, to administer the Company’s 1991 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan, the 2000 Stock Option Plan and, pending shareholder approval, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, and to recommend director compensation for approval by the entire Board.  The Compensation Committee does not have a written charter, and does not engage the services of a compensation consultant in determining or recommending the amount or form of executive or director compensation.  However, the Compensation Committee does rely on several third party services for compensation information.

The Company’s chief executive officer makes recommendations to the Compensation Committee regarding the numbers of options to be granted to the Company’s executive officers and other employees based in part on input he receives from the Company’s vice president of human resources.  The chief executive officer also makes recommendations to the Compensation Committee with respect to other executive compensation, though he recuses himself from portions of Compensation Committee meetings during which his own compensation is discussed.  The Company’s chief financial officer has historically made recommendations to the Compensation Committee regarding director compensation.  The Compensation Committee met four times during fiscal 2010.

The Company’s Board of Directors has not established a nominating committee, as decisions regarding Board membership are made by the full Board of Directors.  Due to the small size of the Company’s Board of Directors, as well as the recent lack of turnover in the Board of Directors, the Board has determined not to have a separate nominating committee.  Likewise, the Board of Directors has not adopted a written charter governing director nominating decisions.  Messrs. Bridge, Feierstein, Mortimore and Poseidon are independent under the NASDAQ listing standards, but Mr. Olivier and Mr. Dearing are not because they are executive officers of the Company.

The Board of Directors will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws.  Under the by-laws, nominations, other than those made by the Board of Directors, must be made pursuant to timely notice in proper form to the secretary of the Company.  To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the principal office not later than 90 days and not earlier than 150 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year.  To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The Board of Directors will also consider proposed nominees whose names are submitted to it by shareholders.  However, it does not have a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of shareholder director nominations.  The Board of Directors intends to review periodically whether a formal policy should be adopted.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders.  The Board of Directors considers factors it deems important for potential members of the Board, including the individual’s integrity, general business background and experience, experience with our industry, and the ability to serve on the Board.  The Board of Directors does not evaluate proposed nominees differently based on who made the proposal.

Code of Ethics

The Company has adopted a code of ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC.  Violations of the code of ethics are to be reported to the Audit Committee.  A copy of the code of ethics may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention: Chief Financial Officer, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.

Board Oversight of Risk

The Audit Committee is responsible for assisting the Board of Directors with its oversight of the performance of the Company’s risk management functions including periodically reviewing and discussing with management the Company’s major financial risk exposures and the steps that management has taken to assess, monitor and control such exposures and periodically reporting to the Board of Directors on its activities in this oversight role.

EXECUTIVE COMPENSATION

The following table sets forth compensation for the Company’s fiscal year ended July 31, 2010 for Mr. Olivier, the Company’s Chief Executive Officer, and Mr. Dearing and Mr. Tenpas, the other two most highly compensated executive officers of the Company who were serving as executive officers as of such date (to whom we refer collectively as the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)		Total

Roy W. Olivier	2010	$200,000		$-	$98,001	$80,203	(4)	$378,204
President and Chief Executive Officer	2009	$200,000		$-	$101,692	$14,482	(4)	$316,174

Brian E. Dearing (6)	2010	$192,687		$-	$58,998	$3,691		$255,376
Chairman of the Board and Chief Corporate Development and Strategy Officer and Interim Chief Financial Officer	2009	$192,687		$49,265	$122,044	$3,705		$367,701

Michael T. Tenpas	2010	$232,640	(5)	$14,454	$30,848	$2,849		$280,791
Vice President of Global Sales and Marketing	2009	$226,231	(5)	$-	$32,391	$2,114		$260,736

(1)
The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 (which superseded FAS 123(R) on September 15, 2009) for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.  The assumptions used to determine these values with respect to fiscal 2010 are described in Note 10 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(2)
Amounts shown for fiscal 2010 represent annual, long-term incentive payments in cash and long-term incentive payments in common stock, respectively, earned during fiscal 2010, as follows:  Mr. Olivier—$90,581, $3,710 and $3,710; Mr. Dearing—$47,420, $5,783 and $5,789; and Mr. Tenpas—$30,848 and $0.

(3)	Except with respect to Mr. Olivier, amounts represent a Company match under the Company’s 401(k) plan.

(4)
As part of the relocation package offered to Mr. Olivier when he first began employment with the Company, the Company agreed to pay a housing stipend to Mr. Olivier of $1,000 per month.  For fiscal 2009, the Company paid $12,000 to Mr. Olivier as a housing stipend, and for fiscal 2010, the Company paid Mr. Olivier $77,821 as reimbursement for the loss on the sale of his former home under this agreement.

(5)	Amounts include sales commissions paid during fiscal 2009 and fiscal 2010 of $65,674 and $67,640, respectively.

Stock Option Grants.  All of the Company’s stock option grants qualify as incentive stock options up to the $100,000 per year limitation and vest 25% per year on July 31, provided the participant is an employee of the Company at such date.  Options are exercisable up to ten years after the date of grant, one year from the date of a termination of employment upon death or disability of the participant, 90 days from the date of termination for any reason other than “cause” or immediately upon termination for “cause.”

Annual Incentive Compensation.  The annual component of the Company’s Management Incentive Bonus Plan provides for annual cash incentives for the participants, which, in fiscal 2010, included Mr. Olivier, Mr. Dearing and Mr. Tenpas, among others.  The amount of the annual incentive opportunity has three equally weighted components for all participants other than Mr. Dearing, who has additional components related to his various management roles: revenue, operating income and other management objectives (“MBOs”) agreed upon by the executive officer and the chief executive officer (or Compensation Committee for the CEO) at the beginning of fiscal 2010.

Under the revenue component of the annual incentive plan, participants were eligible for a payout of 15% of the annual incentives based on achievement of 80% of plan target performance. For each 1% over 80% of plan that was achieved up to 90% of the plan, participants could earn an additional 2.5% of the incentive component.  Participants would receive payouts of 60% of the annual incentive component for achievement of 90% target plan performance.  For each 1% over 90% of plan that is achieved up to 100% of plan, an additional 2.5% of the amount payable would be earned.  Participants would receive payouts of 100% of the incentive component based on achievement of 100% of target plan performance, and an additional 1% for each 1% over 100% target plan performance.

Under the operating income component of the annual incentive plan, participants were eligible for a payout of 15% of the annual incentives based on achievement of 90% of plan target performance.  For each 1% over 90% of plan that was achieved up to 95% of the plan, participants could earn an additional 5% of the incentive component.  Participants would receive payouts of 60% of the annual incentive component for achievement of 95% target plan performance.  For each 1% over 95% of plan that is achieved up to 100% of plan, an additional 5% of the amount payable would be earned.  Participants would receive payouts of 100% of the incentive component based on achievement of 100% of target plan performance, and an additional 1% for each 1% over 100% target plan performance.

MBO components of the annual plan were earned based upon attainment of the pre-established objectives.  All components of the annual incentive plan were limited to 50% if the revenue achievement was less than 100% of the plan target performance in the first quarter of fiscal 2010.  This restriction was removed for the remainder of fiscal 2010.

Based on his role as the Company’s Chief Corporate Development and Strategy Officer, Mr. Dearing’s annual incentive for fiscal 2010 was based on ten elements:  one MBO, weighted 25% for an acquisition or alliance; one MBO weighted 25% for the re-financing the Company’s debt under more favorable terms; two MBOs, each weighted 5%, based on achievement of specified transitional objectives related to the Chief Financial Officer role; two MBOs, each weighted 5%, for revenue and EBITDA financial results of the F&I business, acquired by the Company in April 2009 and two MBOs, each weighted 7.5%, for revenue and EBITDA financial results of the Channel Blade business, acquired by the Company in April 2009; and 5% each for the Company’s revenue and operating income financial performance targets.

Under Mr. Dearing’s acquisition performance component, he would earn 15% of the target incentive component for achievement of 80% and 90% of target revenue and EBITDA levels, respectively.  For each 1% of achievement over those 80% and 90% revenue and EBITDA levels, he could earn an additional 2.5% and 5.0%, respectively, of the incentive component.  He would earn 60% of the target incentive component for achievement of 90% and 95% of target revenue and EBITDA levels, respectively, with an additional 2.5% and 5.0%, respectively, for each 1% of performance in excess of those levels.  For performance at 100% for each of the target revenue and EBITDA levels, Mr. Dearing would earn 100% of the target incentive component, with an additional 1% for each 1% of performance in excess of those levels.  The Company’s financial performance components of Mr. Dearing’s annual incentive plan functioned the same as the Management Incentive Bonus Plan described above.

The combined results for the fiscal year ended July 31, 2010 under the annual incentive arrangements described above resulted in payouts ranging from 40% to 77% of the participants’ target incentive amounts for the fiscal year ended July 31, 2010, as follows:  Mr. Olivier—72%; Mr. Dearing—40%; and Mr. Tenpas—77%.

In addition to being a participant in the Management Incentive Bonus Plan arrangement described above, in his capacity as Vice President of Sales, Mr. Tenpas was eligible for fiscal 2010 to receive a commission achievement of base revenue and revenue growth components, weighted approximately 75% and 25%, respectively.

Long-Term Incentive Compensation.  The Company’s executive officers were awarded long-term incentive compensation under the long-term component of Company’s Management Incentive Bonus Plan until the Plan was terminated at the end of fiscal 2008.  These awards were based on a target award equal to the executive’s actual annual incentive earned, adjusted based on the Company’s performance over three consecutive one-year performance periods.  The amount of the payout is adjusted on a sliding scale based on the extent to which the Company’s revenue plan is achieved for each of the three years, ranging from a floor of 75% of the target award if the Company’s revenue plan is not met to a cap of 200% of the target award if revenue equals or exceeds 150% of plan.  One-half of the floor amount (75% of the target award) is paid in Company Common Stock, valued at the time of payment, and the remainder of the award is paid in cash.  The award was to be paid in three annual payments following each of the three years in the performance period, provided the participant is employed by the Company at such time.

Since the plan was terminated in fiscal 2008, payouts for fiscal 2008 remain outstanding for Mr. Olivier and Mr. Dearing at October 15, 2010, as they were the only executives included in the plan at the time of termination.  The remaining installment will be adjusted as noted above based on the Company’s revenue achievement during fiscal year 2011 and paid following that  fiscal year, provided the participant is employed by the Company at such time.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable		Price	Date

Roy W. Olivier	50,000			$2.10	9/15/2016
	225,000	75,000	(1)	$1.53	5/1/2018

Brian E. Dearing	20,000			$1.22	2/21/2011
	20,833			$1.57	5/21/2014
	50,000			$1.35	10/12/2014
	25,000	25,000	(2)	$1.28	9/19/2018

Michael T. Tenpas	37,500	12,500	(3)	$1.39	7/30/2018
	5,000	15,000	(4)	$0.85	9/10/2019

(1)	100% of unexercisable options will vest on July 31, 2011.
(2)	50% of unexercisable options will vest on each of July 31, 2011 and 2012.
(3)	100% of unexercisable options will vest on July 30, 2011.
(4)	33% of unexercisable options will vest on each of July 31, 2011, 2012 and 2013.

Agreements with Named Executive Officers

Mr. Olivier. In connection with his appointment as the Company’s President and Chief Executive Officer, on May 1, 2008, the Company entered into an employment agreement with Mr. Olivier.  The term of the Mr. Olivier’s agreement is three years, subject to earlier termination in accordance with the terms of the agreement.  Following the three-year term, the agreement will automatically be renewed for successive one-year periods unless terminated by Mr. Olivier or the Company’s Board of Directors at least 30 days prior to the third year of the employment term or prior to the commencement of each renewal term.

Mr. Olivier’s agreement provides that Mr. Olivier will receive an annual salary of at least $200,000, subject to annual review and adjustment by the Compensation Committee of the Company’s Board.  Mr. Olivier will continue to be eligible to participate in the Company’s Management Incentive Bonus Plan; will be eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company; and will be entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.  Also pursuant to the agreement, Mr. Olivier was granted an option to purchase 300,000 shares of the Company’s common stock pursuant to the terms of an award agreement between Mr. Olivier and the Company.  The agreement also provided for the reimbursement of Mr. Olivier for up to $30,000 of his actual out-of-pocket moving expenses incurred in accordance with its terms.  Mr. Olivier sold his residence at a loss in fiscal 2010 for which the Company reimbursed him $77,821.  This additional amount was approved by the Compensation Committee.

In the event that Mr. Olivier is terminated without “cause,” by death or “disability” or for “good reason” (as defined in the agreement), the Agreement provides that Mr. Olivier will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event Mr. Olivier is terminated without “cause” or for “good reason,” he will have the right to receive (1) his base salary, at the rate in effect at the time of termination, for one year following the date of termination; (2) a bonus for the remainder of the term of the agreement, calculated in accordance with the agreement; and (3) acceleration of all of his outstanding unvested options as of the date of the termination.  If Mr. Olivier is terminated for “cause” or if he resigns from employment with the Company, or if the agreement is not renewed by Mr. Olivier, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  If Mr. Olivier retires in accordance with any retirement plan or policy for senior executives adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

Mr. Dearing.  On March 13, 2008, the Company entered into an employment agreement with Mr. Dearing.  Mr. Dearing’s agreement provides that he will continue as the executive Chairman of the Board of the Company for a term of three years.    The agreement was amended on May 5, 2010 to permit Mr. Dearing to shift from five days (40 hours) to four days (32 hours) worked per week, with his salary, accrual of vacation and sick time and bonus amounts pro-rated accordingly.  The agreement provides that Mr. Dearing will receive an annual salary of $192,686.78; will continue to be eligible to participate in the Company’s Management Incentive Bonus Plan; will be eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company; and will be entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.  Mr. Dearing’s agreement expires on May 26, 2011.

Under  Mr. Dearing’s agreement, in the event that Mr. Dearing is terminated without “cause,” by death or “disability” or for “good reason” (as such terms are defined in the agreement), Mr. Dearing will have the right to receive: (1) any unpaid base salary; (2) any earned but unpaid bonus due to him as of the effective date of the termination; (3) his base salary, at the rate in effect at the time of termination, through the remaining term of the agreement; (4) a bonus for the remainder of the term of the agreement, calculated in accordance with the agreement; and (5) acceleration of all of his outstanding unvested options as of the date of the termination.  If Mr. Dearing is terminated for “cause” or if he resigns from employment with the Company, or if the Agreement is not renewed, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  If Mr. Dearing retires in accordance with the any retirement plan or policy for senior executive adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

Mr. Tenpas. In connection with the commencement of his employment with the Company, the Company entered into an employment agreement with Mr. Tenpas in July 2008.  The term of Mr. Tenpas’s employment under the agreement is indefinite and may be terminated by either party at any time and for any reason or no reason upon written notice to the other party.  The agreement provides that Mr. Tenpas will receive an annual salary of $165,000, subject to annual review and adjustment by the Compensation Committee and the Board of Directors.  While employed by the Company, Mr. Tenpas is eligible to participate in the Company’s Management Incentive Bonus Plan, under which he was initially eligible to receive a bonus of $40,000 if 100% of such plan’s targets were met, and the Vice President of Sales Compensation Plan, under which he was eligible to receive a bonus of $65,000 if 100% of such plan’s targets were met.  Upon commencement of his employment, Mr. Tenpas was granted an option to purchase 50,000 shares of the Company’s common stock.  He is entitled to receive perquisites and benefits provided by the Company to its senior executive employees, subject to applicable eligibility criteria; paid vacation and a car allowance of $500 per calendar month.

Change of Control Agreements.  The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its executive officers.  The Change of Control Agreements are intended to reduce the incentive for officers not to support a transaction that is beneficial to shareholders for fear that their employment would be terminated, retain the services of these officers and provide for continuity of management in the event of any “Change of Control,” as defined below.  These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause or by the executive for good reason.  For this purpose, “good reason” is defined to include: (i) a material diminution of or interference with the officer’s duties and responsibilities: (ii) a change in the principal workplace of the officer to a location outside of a 50-mile radius from Milwaukee, Wisconsin: (iii) a reduction or adverse change in the salary, bonus, perquisites, benefits, contingent benefits or vacation time previously provided to the officer: or (iv) an unreasonable increase in the workload of the officer.  In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements.  In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events: the acquisition (other than from the Company) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

Director Compensation for Fiscal 2010

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation		Total

Gordon J. Bridge	$26,500	$4,243	$40,000	(3)	$70,743

Ted C. Feierstein	$20,500	$4,243	$-		$24,743

William C. Mortimore	$26,000	$4,243	$-		$30,243

P. Lee Poseidon	$26,500	$4,243	$-		$30,743

(1)
The values set forth in this column represent the fair market value of the fiscal 2010 option grants in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures for service-based vesting conditions.  The assumptions used to determine these values are described in “Stock-based Compensation Plans”, Note 10 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(2)
Total stock options held as of July 31, 2010 by non-employee directors of the Company during fiscal 2010 were as follows:  Mr. Bridge—138,785; Mr. Feierstein—99,333; Mr. Mortimore—84,375; Mr. Poseidon—22,000.

(3)	Includes fees earned by Mr. Bridge in connection with his service as Lead Director for ARI F&I Services, LLC, a subsidiary of the Company.

For fiscal 2010 service, each non-employee director received an annual cash retainer of $18,000 and an option to purchase 6,000 shares of Company Common Stock, which were granted on December 22, 2009 (50% of which vested on July 31, 2010 and the remaining 50% of which will vest on July 31, 2011).  Audit Committee members receive an additional $6,000 per year ($8,000 for the chairman) and Compensation Committee members receive an additional $2,500 per year.  The options have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant.

CERTAIN TRANSACTIONS

Briggs & Stratton Corporation (“Briggs”) is one of the Company’s customers and beneficially owns more than 5% of the Company’s common stock.  Briggs has entered into customer contracts with the Company in the ordinary course of business.  Generally, the contracts are one to three years and renew annually unless either party elects otherwise. The Company invoiced Briggs approximately $371,000 for products and services provided during fiscal 2010.  In addition, during fiscal 2010, Briggs provided graphic design and printing services to the Company for which the Company was charged approximately $55,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 2010 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons during fiscal 2010.

PROPOSAL TWO:  APPROVAL OF THE ARI NETWORK SERVICES, INC. 2010 EQUITY INCENTIVE PLAN

Material Features of the Plan

Introduction and Purpose.  The Board of Directors adopted the ARI Network Services, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) in November 2010, subject to shareholder approval.  The purpose of the 2010 Plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and to reward them for making major contributions to the success of the Company.

The 2010 Plan, if approved by the Company’s shareholders, will replace the Company’s 2000 Stock Option Plan,.  While options previously granted under the 2000 Stock Option Plan will continue to be effective through the balance of their terms, no new options may be granted under the 2000 Stock Option after its expiration date in December 2010.

As further described below, the 2010 Plan provides the Compensation Committee with the ability to award stock options to participants.  The Board of Directors believes the continued ability to grant stock options is a valuable tool for ensuring that the interests of participants are directly aligned with those of shareholders, since they recognize the value only if and to the extent that the value of the Company’s Common Stock increases.  The 2010 Plan also provides the Compensation Committee with the flexibility to grant a variety of other equity-based awards to the extent it determines that doing so would be in the best interests of the Company and its shareholders.

The 2010 Plan includes the following provisions:

•	the aggregate number of shares of Common Stock subject to the 2010 Plan is 650,000 shares
•	the exercise price for options and stock appreciation rights cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant;
•
the exercise prices for options or stock appreciation rights cannot be repriced without shareholder approval, except to reflect changes to the capital structure of the Company as described in the 2010 Plan;

•	a maximum term of ten years for options and stock appreciation rights;
•
a maximum of 325,000 of the shares available for issuance under the 2010 Plan can be in the form of restricted shares or restricted stock units, and the 2010 Plan does not have liberal share counting provisions (such as provisions that would permit shares withheld for payment of taxes or the exercise price of stock options to be re-granted under the plan); and

•	awards cannot be transferred to third parties, with the exception of certain estate planning transfers, which can be made if the committee that administers the 2010 Plan approves such transfers.

The complete text of the 2010 Plan is set forth in Appendix B.  The following summary of the material features of the 2010 Plan is qualified in its entirety by reference to Appendix B.
Eligibility.  Persons eligible for awards under the 2010 Plan, if approved, will include current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company and who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Compensation Committee or the management of the Company, can have a significant effect on the success of the Company.  As of October 15, 2010, approximately 145 individuals would be eligible to participate in the 2010 Plan.

Administration.  If approved, the 2010 Plan will be administered by the Compensation Committee.  Except to the extent prohibited by applicable law, the Compensation Committee may delegate to the chief executive officer or to other senior officers of the Company its duties under the 2010 Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Awards.  Awards under the 2010 Plan may include incentive stock options (“ISOs”) and non-statutory stock options (“NSOs”), shares of restricted stock or restricted stock units, or stock appreciation rights (“SARs”), each as described below.  The Compensation Committee is responsible for determining the type or types of awards to be made to each participant.  The terms, conditions and limitations applicable to each award, including any vesting requirements, will be set forth in the related award agreement.  Except as otherwise provided in an award agreement, in the event of a change of control (as defined in the 2010 Plan), if a participant’s employment is involuntarily terminated (other than for “cause,” as defined under the 2010 Plan) within one year following or three months prior to the change of control, all awards held by the participant will become fully vested and immediately exercisable.

The aggregate number of shares of Common Stock subject to the 2010 Plan is 650,000 shares, which may be treasury shares or authorized but unissued shares of Common Stock, or a combination of the two, and all of which may be granted in the form of ISOs.  No individual may receive options covering or grants of shares consisting of more than 250,000 shares in any calendar year, and the Company may not issue more than 325,000 shares of restricted stock or restricted stock units during the term of the 2010 Plan.  The 2010 Plan will terminate on December 16, 2020, subject to early termination by the Company’s Board as described in the 2010 Plan, and no awards may be made under the 2010 Plan after such date.

Stock Options. Stock options are rights to purchase a specified number of shares of Common Stock for a purchase price of not less than 100% of the fair market value of the Common Stock on the date of grant.  The Compensation Committee may not reduce the purchase price for Common Stock pursuant to a stock option after the date of grant without the consent of the Company’s shareholders, except in accordance with certain exceptions set forth in the 2010 Plan.  A stock option may be designated by the Compensation Committee in the award agreement as an NSO for all participants or an ISO for employee participants.  An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Compensation Committee, must comply with Section 422 of the Code which, among other limitations, provides that the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000; that ISOs must be priced at not less than 100% of the fair market value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs must be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).  The other restrictions and conditions relating to an option grant will be established by the Compensation Committee and set forth in the award agreement.  At October 15, 2010, the closing price of the Company’s Common Stock was $0.51 per share.

Restricted Stock or Restricted Stock Unit Award.  A restricted stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Committee may specify, and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Compensation Committee and set forth in the award agreement.

SARs.  SARs or stock appreciation rights refers to a grant of the right to receive, upon exercise, the difference between the fair market value of a share of Common Stock on the date of exercise, and the grant value of each SAR.  The grant value will not be less than 100% of the fair market value of the Common Stock on the date of grant, as set forth in the award agreement.  The difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (which we refer to as the “spread”), will be paid in shares of Common Stock with a fair market value equal to the spread.  However, the Company may, in the sole discretion of the Compensation Committee at the time of grant, determine to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Compensation Committee, with a fair market value equal to the spread.  The other restrictions and conditions of the SARs will be established by the Compensation Committee and set forth in the award agreement.

Amendment or Termination of the Plan.  The Board may, at any time, amend or terminate the 2010 Plan.  However, no amendment or termination may adversely affect the rights of any participant or beneficiary under any award granted under the 2010 Plan without the written consent of the affected participant or beneficiary prior to the date such amendment is adopted by the Board, and no amendment may increase the number of shares of Common Stock that may be issued under the 2010 Plan without the approval of the Company’s shareholders.

Adjustments.  In the event of certain changes in the capital structure of the Company, the Compensation Committee must make proportionate equitable adjustments to outstanding awards such that the net value of the award is not changed.  Any adjustment action taken by the Compensation Committee will be conclusive and binding on all participants, the Company and their successors, assigns and beneficiaries.

Termination of Employment or Service.  In the event of termination of employment or service of a participant, awards under the 2010 Plan will immediately terminate, unless the award agreement provides otherwise.  Notwithstanding the foregoing, the 2010 Plan provides that options will remain exercisable for a period of 90 days following a participant’s termination of employment (other than for “cause”) and one year following a participant’s termination of employment due to death or disability.  The Compensation Committee has discretion to provide the period for which, and the extent to which, options remain exercisable in the event of termination of employment resulting from retirement, death, disability or certain resignations determined to be in the best interests of the Company.  Restricted stock and restricted stock units are generally forfeited upon termination of employment or service.

Federal Income Tax Consequences

Counsel for the Company has advised that, under current tax law, the federal income tax consequences of NSOs, ISOs, restricted stock, restricted stock units and SARs proposed to be granted under the 2010 Stock Option Plan are generally as follows:

NSOs.  The grant of an NSO will have no federal income tax consequences to the Company or to a participant.  A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Company will ordinarily be entitled to a deduction for such amount.  Gains recognized on the exercise of options by employees will be subject to income and employment tax withholding.  The holder of shares acquired upon exercise of an NSO will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs.  Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant.  The amount by which the fair market value of the shares acquired upon the exercise of an ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals.  If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares.  In such circumstances, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise.  If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

Restricted Stock.  The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code (the “Code”).  If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares.  The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares.  If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon.  In both cases, the amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee.  If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes.  The Company will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions.  The amount of the deduction will generally equal the amount of ordinary income recognized by the participant.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant or vesting of restricted stock units.  However, upon vesting, the then fair market value of the units is subject to income and employment tax withholding if the participant is an employee.  The participant will recognize taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant.  If the participant is an employee, the ordinary income recognized on distribution is subject to income and employment tax withholding.  Upon the distribution of shares to a participant with respect to restricted stock units, the Company will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.  The basis of the shares of Common Stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares plus any amount paid for the restricted stock units, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss.  A participant’s holding period will commence on the date the shares are distributed to the participant.

SARs.  A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR.  Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any Common Stock received plus the amount of any cash received, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise.  Gains recognized on the exercise of SARs by employees will be subject to income and employment tax withholding.  The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss.  A participant’s holding period will commence on the date the shares are distributed to such participant.

The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the 2010 Plan, including employment tax and state, local or foreign income tax consequences.

NEW PLAN BENEFITS

As of the date of this Proxy Statement, no awards have been granted under the 2010 Plan, and the amount of awards that will be granted under the 2010 Plan in future periods.  However, the table set forth below provides information concerning options awarded to employees and directors in fiscal 2010 under the Company’s 2000 Stock Option Plan.

Name	Options
Roy W. Olivier	-
Brian E. Dearing	-
Michael T. Tenpas	20,000
All current executive officers as a group	20,000
All current non-employee directors as a group	24,000
All employees who are not executive officers as a group	166,250

The Board of Directors recommends a vote FOR approval of the 2010 Equity Incentive Plan.

PROPOSAL THREE:  APPROVAL OF PROPOSED AMENDMENTS TO THE
ARI NETWORK SERVICES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

Material Features of the Plan

Introduction and Purpose.  The Company is seeking approval of certain amendments to the ARI Network Services 2000 Employee Stock Purchase Plan (the “ESPP”), as described below.  The Board of Directors originally adopted the ESPP in 2000, and adopted the proposed amendments to the ESPP in November 2010, subject to shareholder approval.  The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

Proposed Amendments.  The Company is seeking shareholder approval of amendments to the ESPP for the following purposes:

•	increasing the number of shares of Common Stock authorized for sale under the ESPP from 175,000 to 225,000;

•
amending the term of the ESPP to continue in effect until all of the shares of Common Stock reserved for issuance under the ESPP, as increased or adjusted from time to time, have been issued, unless sooner terminated in accordance with its terms;

•
removing the prohibition on executive officer participation in the ESPP and providing that no executive officer will be eligible to participate in the ESPP unless otherwise determined by the Compensation Committee prior to an offering period (as described below); and

•
updating the definition of “Fair Market Value” for offerings commencing on or after January 1, 2011 to relate to the bid and asked prices of the Company’s Common Stock on the NASDAQ Over-The-Counter Bulletin Board.

Description of the ESPP.  The following summary of the material features of the ESPP is qualified in its entirety by reference to the text of the ESPP, as amended and restated, which is attached to this proxy statement as Appendix C.  Appendix C is marked to highlight the proposed amendments, with additions indicated by underlining and deletions shown as stricken text.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  Eligible employees who elect to participate may have up to 10% of their compensation from the Company withheld pursuant to the ESPP.  The amount withheld is then used to purchase shares of Common Stock on the last day of the “offering period,” which generally the period commencing on January 1 and ending on December 31 of each year.  The price of the Common Stock purchased under the ESPP during an offering period is equal to the lower of either

•	85% of the fair market value of the Company’s shares on the first day of the offering period, or

•	85% of the fair market value of the Company’s shares on the last day of the offering period.

At October 15, 2010, the closing price of the Company’s Common Stock was $0.51 per share.  Pending shareholder approval of the proposed amendments, and subject to certain adjustments as described below, a maximum of 225,000 shares of the Company’s Common Stock will have been authorized for sale under the ESPP, of which 9,735 remained available for issuance as of October 15, 2010.

Eligibility. Any person who is an employee of the Company will be eligible to participate in the ESPP, provided he or she has a minimum period of continuous service with the Company of six months as of the first day of the offering period.  Notwithstanding the foregoing, no executive officer will be eligible to participate in the ESPP unless, pending shareholder approval of the proposed amendments, the Compensation Committee determines otherwise prior to the applicable offering period

Limitations.  An employee may not be granted a purchase right for a purchase period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company.  An employee cannot receive purchase rights that, in combination with purchase rights under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000.  Further, an employee cannot receive purchase rights that entitle such employee to purchase more than 5,000 shares of Common Stock ruing an offering period.  Purchase rights granted under the ESPP are not transferable except by will or by the laws of descent and distribution and are exercisable only by the employee during the employee’s lifetime.

Term of the ESPP.  Pending shareholder approval of the proposed amendments, the ESPP will continue in effect until all of the shares of Common Stock reserved for issuance under the ESPP, as increased or adjusted from time to time, have been issued, unless sooner terminated in accordance with its terms.

Administration.  The ESPP is administered by the Compensation Committee.  The Compensation Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims under the ESPP.

Amendment or Termination of the Plan.  The Board of Directors may, from time to time, amend the ESPP in any respect, except that no amendment may be made without the approval of the Company’s shareholders to increase the aggregate number of shares that may be issued under the ESPP (except for certain adjustments permitted under the terms of the ESPP) or for which shareholder approval is required under applicable tax, securities or other laws.  The ESPP and all rights of participants under the ESPP may terminate at any time, at the discretion of the Board or the Compensation Committee.  Upon any termination of the ESPP, all amounts in the accounts of participating employees will be either (1) promptly refunded in total, or (2) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Compensation Committee.

Adjustments.  In the event of certain changes in the capital structure of the Company, subject to any required action by the Company’s shareholders, the shares reserved for issuance under and the price and number of shares of Common Stock covered by each option under the ESPP will be proportionately adjusted.  In the event of a change of control of the Company (as defined in the ESPP), the offering period then in progress will be shortened by the Compensation Committee’s setting a new exercise date that will be before the date of the change of control.

Termination of Employment.  Upon a participant’s ceasing to be an employee of the Company for any reason, such participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to such participant’s account but not yet used to purchase Common Stock will be returned to such person (or, in the case of death of a participant, to such participant’s designated beneficiary).

Federal Income Tax Consequences

Counsel for the Company has advised that, under current tax law, the federal tax consequences of the ESPP to participants and the Company are generally as follows:

Tax Treatment of Participating Employees.  Participating employees will not recognize income when they enroll in the ESPP or when they purchase shares.  All tax consequences are deferred until the participating employee disposes of the shares.  If the participating employee holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participating employee dies while owning the shares, the participating employee will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less.  Any additional gain will be taxed as long-term capital gain.  If the shares are sold for less than the purchase price, there is no ordinary income, but the participating employee will have a long-term capital loss for the difference between the purchase price and the sale price.  If a participating employee sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participating employee will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date.  The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, taxable at short-term capital gain rates if the shares are held 12 months or less and at long-term capital gain rates if the shares are held longer than 12 months.

Tax Treatment of the Company.  When a participating employee recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

The foregoing summary does not contain a complete analysis of all potential tax consequences to the participants and the Company under the ESPP, including employment tax and state, local or foreign income taxes.

PLAN BENEFITS

Because participation in the ESPP is voluntary, the benefits or amounts that will be received in the future by any person or group under the ESPP cannot be determined.  Executive officers and directors were not eligible to participate in the 2000 Employee Stock Purchase Plan in fiscal 2010.  All employees who are not executive officers of the Company, in aggregate, purchased 6,584 shares of Common Stock under the ESPP in fiscal 2010.

The Board of Directors recommends a vote FOR the approval of the proposed amendments to the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about shares of the Company’s Common Stock outstanding and available for issuance under the Company’s existing equity compensation plans:  the 1991 Incentive Stock Option Plan, the 1993 Director Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Stock Option Plan.  The table details securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2010.  The table below does not include stock option grants, exercises or cancellations since July 31, 2010 and, in accordance with SEC rules, excludes information concerning the Company’s 401(k) plan.  The Company has discontinued granting options under the 1991 Incentive Stock Option Plan and 1993 Director Stock Option Plan, although options are outstanding under those plans.  The Company’s 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan will expire in December of 2010.  The Company intends to replace the 2000 Stock Option Plan with the proposed 2010 Equity Plan, and has proposed amendments to the 2000 Employee Stock Purchase Plan that would, among other things, extend the term of the plan beyond December 2010.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Wtd. Avg. Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [excluding securities reflected in column (a)]

Plan category	(a )	(b )	(c )

Equity compensation plans approved
by security holders	1,555,731	$1.37	317,549
Equity compensation plans not approved
by security holders (1)	16,820	n/a	n/a
Total	1,572,551		317,549

(1)
Represents estimated number of shares to be issued pursuant to outstanding long-term incentive plan awards described above, based on an assumed value of $0.51 per share (the October 15, 2010 closing stock price).

PROPOSAL FOUR:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Wipfli LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2011.  The Board of Directors has recommended that shareholders ratify this appointment.  It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.  Wipfli LLP also served as the Company’s independent accountant for the fiscal year ended July 31, 2010.  A representative of Wipfli LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Auditor’s Fees

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2010	2009
Audit fees	$144,171	$127,500
Audit related fees	-	-
Tax fees	-	-
All other fees	17,750	1,664
Total fees	$161,921	$129,164

All other services rendered by our independent auditors in fiscal 2010 and 2009 included consultations on accounting matters regarding internal controls and the regulations of the Securities and Exchange Commission.

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, unless such pre-approval is waived in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has delegated the authority to grant pre-approval of auditing or allowable non-audit services to the chairman of the Audit Committee.  Each pre-approval decision pursuant to this delegation is to be presented to the full Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  A complete description of the Committee’s duties is set forth in its charter.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Oversight Board (United States).  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee held 5 meetings during fiscal 2010.

In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2010 for filing with the Securities and Exchange Commission.  The Committee has also approved the selection of the Company’s independent auditors for fiscal 2011.

Audit Committee of the Board of Directors of ARI Network Services, Inc.:

William C. Mortimore (Chairman)
Gordon J. Bridge
P. Lee Poseidon

OTHER MATTERS

Other Proposed Action

The Board of Directors of the Company knows of no other matters which may come before the meeting.  However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

Shareholder Proposals

All proposals of shareholders intended to be presented at the Company’s 2011 Annual Meeting must be received by the Company at its executive offices on or before September 19, 2011, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 5, 2011 to be considered for inclusion in the proxy statement for that meeting.

Costs of Solicitation

The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company.  In addition, directors, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, e-mail, facsimile or personal solicitation.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 10850 WEST PARK PLACE, SUITE 1200, MILWAUKEE, WISCONSIN 53224.

BY ORDER OF THE BOARD OF DIRECTORS

Brian E. Dearing, Secretary
November 5, 2010

Appendix A:  ARI NETWORK SERVICES, INC. AUDIT COMMITTEE CHARTER

Effective as of November 1, 2010

I.  Purpose
The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, to the investment community and to governmental agencies relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company.  The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board.  It is not the responsibility of the Committee or any member of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Management of the Company is responsible for preparing the Company’s financial statements, and the independent public accountants are responsible for auditing the Company’s financial statements.

II.  Committee Composition

The Committee shall be composed of at least two members, comprised solely of “independent” directors who are “financially literate” at the time of their appointment to the Committee.  A director is “independent” and “financially literate” if he or she meets the requirements set forth in the rules of the Nasdaq Stock Market and the SEC.  In addition, no member of the Committee shall have participated in the preparation of the Company’s financial statements during any of the past three years.

The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified.  The Board designates an “audit committee financial expert” to act as Chairman of the Committee, as defined under the Securities and Exchange Commission regulations and NASDAQ listing standards.

III.  Meetings and Reports

The Committee shall meet as frequently as the Committee deems necessary, but not less frequently than four times each year.  Special Meetings of the Committee may be called at any time by any member thereof on not less than three days notice.  The Committee shall report periodically to the Board of Directors regarding the Committee’s activities, findings and recommendations.

The Committee may conduct its business and affairs at any time or location it deems appropriate.  Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee.  All decisions of the Committee shall be determined by the affirmative vote of a majority of the members present.

ARI NETWORK SERVICES, INC.
AUDIT COMMITTEE RESPONSIBILITIES

Audit Committee Meeting for:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
A.	Oversight of the Independent Auditors
	1.	Appoint the independent public accountants to audit the books and records of the Company and approve audit engagement fees and terms.				X		Any changes in independent public accountants must be approved prior to proxy mailing.
	2.	Review the independent auditors’ annual audit planning materials and discuss any items of a critical nature to the audit prior to the beginning of field work.				X
3.
Obtain a formal written statement listing all relationships between the independent public accountants and the Company from the independent public accountants on an annual basis.  Review and discuss with the independent public accountants any disclosed relationships or services that may affect the objectivity and independence of the independent public accountants and review the actions taken to ensure the independent public accountants’ independence.
X
4.
Receive the written disclosures and confirmation from the independent auditors required by the PCAOB’s Ethics and Independence Rule 3256, as may be modified or supplemented from time to time, which says that audit firms must disclose to audit committees any relationship that may impact the auditors’ independence, auditors’ report to satisfy itself of the independent auditors’ independence.
X
	5.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.				X
6.
Review and approve hiring decisions by the Company involving any partner or employee of the independent public account who worked on the Company’s account during the preceding three years.  No audit engagement team member that participated in the audit of the Company within one year prior to the proposed date of hire may be hired by the Company as a senior executive.
							X	As needed
B.	Financial Statement and Disclosure Matters
	1.	Review with management and the independent public accountants the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K.				X		Meet with the independent auditors both with and without Management present.

Audit Committee Meeting for:
	Responsibility	Q1	Q2	Q3	Q4	Other	Comments
2
Review with management and the independent public accountants the Company’s quarterly operating results to be included in the Company’s Quarterly Reports on Form 10-Q.  The Chairman of the Committee may represent the entire Committee for purposes of this review.
		X	X	X
3.
Review any disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding any significant deficiencies in the design or operation of the Company’s disclosure controls and procedures.
						X	As disclosures occur
4.
As part of the review of the Company’s Annual Report on Form 10-K, review and discuss with the independent public accountants (1) all critical accounting policies and practices used in the audited financial statements, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.
X
5.	Discuss with the independent auditors the matters required to be discussed by SAS 61 “Communication with Audit Committees” as may be modified or supplemented from time to time.				X
6.
Based on the review and discussions referred to in Sections IV.A.3, IV.B.1 and IV.B.5, make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K filed each year
X
7.	Review any recommendations of the independent auditors resulting from the audit and monitor management’s response in an effort to ensure that appropriate actions are taken.					X	Review initially at the Q4 meeting, establish actions at the Q1 meeting, and monitor responses as needed.
8.
Review with the independent auditors any matter of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems or difficulties.
X
9.	Review the Company’s Key Internal Controls and the effectiveness of the controls over financial reporting.			X

Audit Committee Meeting for:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
	10.	Review with management any SOX changes during the quarter and any results of internal audit testing.	X	X	X	X
11.
Review with management and the independent auditors (1) the Company’s annual assessment of the effectiveness of its internal control over financial reporting, (2) the independent auditor’s attestation (if required) and report about the Company’s assessment and (3) any material weaknesses in the Company’s internal control over financial reporting identified by management or the independent auditors.
X
C.	Approval of Audit and Non-Audit Services
1.
Except as provided in (a) and (b) below, pre-approve all audit and permitted non-audit services to be provided by the Company’s independent public accountants. The Company may, if it so chooses, designate pre-approval responsibilities to one or more members of the Committee and provide that the designated member must present his decision to the full Committee at the Committee’s next meeting.
							X	Written approval required prior to start of service.
(a)
Pre-approval of permitted non-audit services is not required if (1) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of fees paid by the Company to the independent public accountants during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

(b)
The following are prohibited non-audit services which may not be performed by any independent public accountant for the Company: (1) bookkeeping or other services related to the accounting records or financial statements of the Company, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions or human resources, (7) broker or dealer, investment adviser, or investment banking services, (8) legal services and expert services unrelated to the audit, and (9) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

D.	Other
	1.	Review, periodically, the Company’s protection of assets programs, including insurance.		X
	2.	Establish, review and update as needed a Code of Business Conduct and Ethics for certain principal officers (Code) and ensure that management has established a system to enforce the Code.		X
3.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
X

Audit Committee Meeting for:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
4.
Review the quarterly report outlining the results and corrective actions of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or any other matters that may involve fraud.
			X	X	X	X
	5.	Review and approve any material transaction to which the Company is a party involving a conflict of interest with a director, executive officer or other affiliate of the Company.					X	As transactions occur
E.	Committee Administration
	1.	Review and assess the adequacy of this Charter on at least an annual basis.			X
	2.	Review and assess on an annual basis whether the Committee has satisfied its responsibilities during the prior year in compliance with this Charter.			X
	3.	Direct and supervise an investigation into any matter the Committee deems necessary and appropriate.					X	As Committee deems necessary
4.
In the course of fulfilling its duties, the Committee has the authority to retain its own independent legal, accounting and other advisors in its sole discretion.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of fees to any such advisors.
							X	As Committee deems necessary
	5.	Take action in connection with such other powers and responsibilities as the Board of Directors may, from time to time, determine.					X	As the Board of Directors deems necessary

Appendix B:    ARI NETWORK SERVICES, INC. 2010 EQUITY INCENTIVE PLAN

1.  Objectives.  The ARI Network Services, Inc. 2010 Equity Incentive Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company.  These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.  Definitions.

(a)  “Award” shall mean an Option, share of Restricted Stock, Restricted Stock Unit or SAR (stock appreciation right) awarded to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b)  “Award Agreement” shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c)  “Board” shall mean the Board of Directors of ARI Network Services, Inc.

(d)  “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) for a period of at least ten days after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties, or (ii) the willful engaging by the Participant in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the Board of the Company, excluding the vote of the Participant if the Participant is on the Board, at a meeting of the Board called and held for such purposes (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Participant was guilty of conduct constituting Cause as set forth above and specifying the particulars thereof in detail.

(e)  “Change of Control” shall mean any of the following:

(i)  the acquisition by an individual, entity or group, acting individually or in concert (a “Person”) of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”); provided, however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

(ii)  consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

(iii)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)  “Common Stock” or “Stock” shall mean the $.001 par value common stock of ARI Network Services, Inc.

(g)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)  “Committee” shall be the Compensation Committee of the Board, unless the Board designates a different qualifying Committee.  Except as otherwise determined by the Board, the Committee shall be so constituted as to permit grants of Options to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements.

(i)  “Company” shall mean ARI Network Services, Inc. and its direct and indirect subsidiaries, and partnerships and other business ventures in which ARI Network Services, Inc. or its direct or indirect subsidiaries have a significant equity interest, as determined in the sole discretion of the Committee.  For purposes of defining whether a Participant is receiving stock of a “service recipient” under Section 409A of the Code and the guidance thereunder, this definition of “Company” shall be deemed to include the broadest definition of entities permissible under such guidance.

(j)  “Fair Market Value” shall mean the average of the closing bid and asked prices of the Common Stock on the NASDAQ Over-The-Counter Bulletin Board (or if the Common Stock is not then traded on the Over-The-Counter Bulletin Board, the average of the closing bid and asked prices on such other exchange or inter-dealer quotation system on which the Common Stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date.  If no sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system) on that date, “Fair Market Value” shall mean the average of the closing bid and asked prices of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system), or, failing any such sales within two (2) weeks prior to the indicated date, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(k)  “Incentive Stock Option” shall mean an option to purchase shares of Common Stock which complies with the provisions of Section 422 of the Code.

(l)  “Nonstatutory Stock Option” shall mean an option to purchase shares of Common Stock which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(m)  “Option” shall mean (i) with respect to an employee, an Incentive Stock Option or Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof and (ii) with respect to any non-employee, a Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof.

(n)  “Participant” shall mean a current, prospective or former employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

(o)  “Plan” shall mean the ARI Network Services, Inc. 2010 Equity Incentive Plan.

(p)  “Restricted Stock” shall mean shares of Common Stock granted to a Participant by the Committee pursuant to Section 7 hereof, which are subject to restrictions set forth in an Award Agreement.

(q)  “Restricted Stock Unit” shall mean a right to receive one share of Common Stock or cash equivalent to the Fair Market Value thereof granted to a Participant pursuant to Section 7, hereof, subject to the restrictions set forth in the Award Agreement.

(r)  “SAR” shall mean a stock appreciation right with respect to one share of Common Stock granted to a Participant pursuant to Section 7 hereof, subject to the restrictions set forth in the Award Agreement.

3.  Eligibility.  Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.  However, Incentive Stock Options may only be issued to employees of the Company and its subsidiary corporations within the meaning of Section 424(f) of the Code.

4.  Common Stock Available for Awards.

(a)  Number of Shares.  Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 650,000 shares of Common Stock, which may be treasury shares or authorized but unissued shares of Common Stock, or a combination of the two, all of which may be in the form of Incentive Stock Options.  For purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan, (i) any shares of Common Stock subject to any Award under this Plan which terminates by expiration, forfeiture, cancellation, is settled in cash in lieu of shares or otherwise without the issuance of shares shall be available for grant under the Plan; (ii) upon the exercise of a stock-settled SAR or Option granted under the Plan, the full number of shares represented by the SAR or Option exercised (including any shares withheld to satisfy taxes and any shares used to exercise an Award, whether directly or by attestation) shall be treated as shares of Common Stock issued under the Plan, notwithstanding that a lesser amount of shares or cash representing shares of Common Stock may have been actually issued or paid upon such exercise; (iii) shares of Common Stock withheld to satisfy taxes on any Award, to the extent not already treated as issued pursuant to the above, shall be treated as issued hereunder; and (iv) shares of Common Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above.

(b)  Limits.  Subject to adjustment as provided in Section 13 hereof, no individual shall be eligible to receive Options over more than 250,000 shares of Common Stock reserved under the Plan in any one calendar year  and the Company will not issue more than 325,000 shares of Restricted Stock or Restricted Units during the term of the Plan. For purposes of determining the maximum number of these types of Awards available for grant under the Plan, any Awards which are forfeited to the Company, shall be treated, following such forfeiture, as Awards that have not been granted under the Plan.

(d)  Securities Law Filings.  The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

5.  Administration.  The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Participants, to determine which type of Awards shall be granted to Participants, grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.  All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.

6.  Delegation of Authority.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Common Stock is listed, the Committee may delegate to the chief executive officer or to other senior officers of the Company its duties under the Plan, other than grants of Awards to executive officers of the Company, pursuant to such conditions or limitations as the Committee may establish.  Any such delegation may be revoked by the Committee at any time.

7.  Awards.  The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements and limitations applicable to each Award including, but not limited to, continuous service with the Company, forfeiture of Awards and proceeds from Awards in the event the Participant competes with the Company or violates any confidentiality or nonsolictiation obligations owed to the Company, conditions under which acceleration of vesting will occur, and achievement of specific business objectives.  The types of Awards available under the Plan are those listed in this Section 7.

(a)  Option.  An Option is the grant of a right to purchase a specified number of shares of Common Stock the purchase price of which (the “Exercise Price”) shall be not less than 100% of Fair Market Value on the date of grant.  In addition, the Committee may not reduce the purchase price for Common Stock pursuant to an Option after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 13 hereof.  Further, an Option may not be exercisable for a period in excess of ten years.  An Option may be designated by the Committee in the Award Agreement as a Nonstatutory Stock Option for all Participants or an Incentive Stock Option for Participants who are employees.  An Incentive Stock Option, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that Incentive Stock Options shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that Incentive Stock Options shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).  For purposes of determining the percentage of stock ownership a Participant holds in the Company, the attribution rules of Treasury Regulation §1.424.-1(d) shall apply.  The other restrictions and conditions of the Option will be established by the Committee and set forth in the Award Agreement.

(b)  Restricted Stock or Restricted Stock Unit Award.  A share of Restricted Stock is an award of one share of Common Stock, and a Restricted Stock Unit is a bookkeeping entry, granting a Participant a right to receive one share of Common Stock or the cash equivalent to the Fair Market Value of one share in the future (such form and time of payment to be specified by the Committee at the time of grant), which may contain transferability or forfeiture provisions including a requirement of future services and/or the completion of certain performance requirements and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.  Dividends or dividend equivalent rights may only be extended to and made part of any Award of Restricted Stock or Restricted Stock Units, subject to such terms, conditions and restrictions as the Committee may establish.  The Committee may establish rules and procedures for the crediting of dividend equivalents for Restricted Stock Units.

(c)  SARs.  An SAR is a grant of the right to receive, upon exercise, the difference between the Fair Market Value of a share of Common Stock on the date of exercise, and the “Grant Value” of each SAR.  The Grant Value shall be not less than 100% of Fair Market Value on the date of grant, as set forth in the Award Agreement.  The Committee may not reduce the Grant Value after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 13 hereof.  The difference between the Fair Market Value on the date of exercise and the Grant Value, multiplied by the number of SARs exercised (the “Spread”), shall be paid in shares of Common Stock which have a Fair Market Value equal to the Spread, provided, however, that any fractional share shall be paid in cash.  Notwithstanding the foregoing, the Company, as determined in the sole discretion of the Committee at the time of grant, shall be entitled to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the Spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Committee, which have a Fair Market Value equal to the Spread.  The other restrictions and conditions of the SARs will be established by the Committee and set forth in the Award Agreement, provided that the period for which an SAR may be exercisable shall not exceed ten years.

8.  Option Exercise.  Upon exercise of an Option, the Exercise Price may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise an Option.

9.  Tax Withholding.  The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the Option or SAR is exercised or the Restricted Stock vests. In the case of Restricted Stock Units, such stock will be valued when the Restricted Stock Units are paid to a Participant, in the case of income tax withholding, or when the Restricted Stock Units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding.  Shares of Common Stock used to satisfy tax withholding obligations shall be treated as issued for purposes of determining the number of shares remaining for grant of Awards pursuant to Section 4 hereof.

10.  Amendment or Termination of the Plan.  The Board may, at any time, amend or terminate the Plan; provided, however, that

(a)  subject to Section 13 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

(b)  without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 13 hereof.

11.  Termination of Employment or Service.  If the service-providing relationship of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (d) of this Section 11, all Awards shall immediately terminate, unless the Award Agreement provides otherwise.  If the status of a Participant’s relationship with the Company changes, e.g., from a consultant to an employee or vice versa, it will not be a termination of the service-providing relationship.  Notwithstanding the foregoing, if a Participant’s employment or service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination.  In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

(a)  Retirement.  When a Participant’s employment terminates as a result of retirement (as such term is defined by the Committee from time to time), the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of retirement, and the exercisability and vesting of any Award may be accelerated.

(b)  Resignation in the Best Interests of the Company.  When a Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

(c)  Death or Disability of a Participant.

(i)  In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement.  Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by applicable law or, absent applicable law, a court of competent jurisdiction.  Subject to paragraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

(ii)  In the event a Participant is deemed by the Company to be disabled within the meaning of the Award Agreement, or, absent a definition therein, a “permanent and total disability” as defined in Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement.  Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii)  Upon a Participant’s termination of employment due to death or “permanent and total disability,” except as otherwise specified in an Award Agreement, any Options held by such Participant shall expire one (1) year from the date of the Participant’s termination of employment.

(iv)  After the death or disability of a Participant, the Committee may in its sole discretion at any time (a) terminate restrictions in Award Agreements; and (b) accelerate any or all installments and rights.

(v)  In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 11, the Committee’s determinations shall be binding and conclusive on all interested parties.

(d)  Expiration of Options.  Upon a Participant’s termination of employment, except as otherwise specified in an Award Agreement or in paragraph (c) above, any vested Options held by such Participant shall expire ninety (90) days after the date of the Participant’s termination of employment.

(e)  No Employment or Service Rights.  The Plan shall not confer upon any Participant any right with respect to continuation of employment or service by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment at any time.

12.  Nonassignability.  Except as provided in subsection (c) of Section 11 and this Section 12, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.  Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than Incentive Stock Options, to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests.  For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of his issue.

13.  Adjustments.  In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), (a) the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options, Restricted Stock or Restricted Stock Units, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards.  In the event of a merger, consolidation, statutory share exchange, acquisition of property or stock, separation, sale or disposition of all or substantially all assets, reorganization or liquidation, the Committee shall be authorized to (a) issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards, (b) convert any outstanding Awards into cash or a right to receive cash on a basis to be determined by the Committee in its sole discretion, and cancel any underwater Awards and/or (c) waive in whole or in part any remaining restrictions or vesting requirements in connection with any Awards.  Any adjustment, waiver, conversion or other action taken by the Committee under this Section 13 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries.  All adjustments under this Section 13 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code.

14.  Change of Control.  Except as otherwise expressly provided herein or in the applicable Award Agreement, upon a Participant’s involuntary termination of employment or service without Cause within three (3) months prior to or one (1) year following a Change of Control, all Awards (including those that are assumed or were substituted or converted) will become fully vested and, for Options and SARs, immediately exercisable.

15.  Notice.  Unless otherwise specified in the Award Agreement or in this Plan, any notice to the Company required by any of the provisions of this Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.  Any notice to a Participant shall be addressed to the Participant at his last known address as it appears on the Company’s records.

16.  Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

17.  Effective and Termination Dates.  The effective date of the Plan is December 16, 2010, subject to shareholder approval.  The Plan shall terminate on December 16, 2020, subject to earlier termination by the Board pursuant to Section 10, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

18.  Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

Appendix C:   ARI NETWORK SERVICES, INC.  2000 EMPLOYEE STOCK PURCHASE PLAN

1.             Purpose.  The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.             Definitions.

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Change of Control” shall mean the first to occur of the following:

(i) the acquisition by an individual, entity or group, acting individually or in concert (a “Person”) of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”); provided, however, that for purposes of this Subsection 2(~~e~~)(i), the following acquisitions shall not constitute a Change ~~in~~ Control:  (A) any acquisition directly from the Company~~,~~ (B) any acquisition by the Company~~,~~ (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company~~,~~ or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(~~e~~)(ii) below; or

(ii)  consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

(iii)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended

(d)           “Committee” shall mean the Compensation Committee of the Board or such other persons or committee as the Board shall designate to administer the Plan.

(e)           “Common Stock” shall mean the $.001 par value common stock of the Company.

(f)            “Company” shall mean ARI Network Services, Inc., a Wisconsin corporation.

(g)           “Designated Subsidiary” shall mean a corporation of which not less than 50% of the voting power is held by the Company, directly or indirectly, whether such corporation now exists or is hereafter organized or acquired by the Company, directly or indirectly, other than an otherwise eligible corporation which has been designated by the Board or Committee from time to time as not eligible to participate in the Plan.

(h)           “Employee” shall mean any regular full time or part-time employee of the Company or a Designated Subsidiary customarily employed to work at least (a) 20 hours per week or (b) five months in any calendar year.

(i)            “Employer Corporation” shall mean the corporation which employs the Employee.

(j)            “Enrollment Date” shall mean the first day of each Offering Period.

(k)           “Enrollment Period” shall mean the period specified by the Committee during which eligible Employees may elect to participate in the Plan for the upcoming Offering Period.

(l)            “Exercise Date” shall mean the last day of each Offering Period.

(m)          “Fair Market Value” shall mean~~, as of any date, the value of Common Stock determined as follows:~~:

~~(1)           If~~

(i)            For Offering Periods commencing on or after January 1, 2011, the average of the closing bid and asked prices of the Common Stock on the NASDAQ Over-The-Counter Bulletin Board (or if the Common Stock is not then traded on the Over-The-Counter Bulletin Board, the average of the closing bid and asked prices on such other exchange or inter-dealer quotation system on which the Common Stock is listed ~~on the Nasdaq National Market (the “Nasdaq”), its Fair Market Value shall be the closing sales price for such stock as quoted on the Nasdaq for the date of such determination (or if no sale of Common Stock of the Company is made on the Nasdaq on any such date, then the closing price of the Common Stock of the Company on the next preceding day on which a sale was made on said Nasdaq), as reported in the Midwest Edition of The Wall Street Journal or such other source as the Board deems reliable; or~~) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date.  If no sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system) on that date, “Fair Market Value” shall mean the average closing bid and asked prices of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system), or, failing any such sales within two (2) weeks prior to the indicated date, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Code and Treasury Department.

~~(2)           If the Common Stock is not so listed, the Fair Market Value thereof shall be determined in good faith by the Committee.~~(ii) For Offering Periods commencing prior to January 1, 2011, the closing price of the Common Stock on the NASDAQ Over-The-Counter Bulletin Board (or if the Common Stock is not then traded on the Over-The-Counter Bulletin Board, the closing price on such other exchange or inter-dealer quotation system on which the Common Stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date.  If no sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system) on that date, “Fair Market Value” shall mean the closing price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system), or, failing any such sales within two (2) weeks prior to the indicated date, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Code and Treasury Department.

(n)           “Offering Period” shall mean a period of approximately twelve (12) months at the end of which an option granted pursuant to the Plan may be exercised, commencing on January 1 and ending on December 31.  The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(o)           “Parent Corporation” shall have the same meaning as contained in Section 424(e) of the Code.

(p)           “Plan” shall mean this ARI Network Services, Inc. 2000 Employee Stock Purchase Plan.

(q)           “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(r)            “Subsidiary Corporation” shall have the same meaning as contained in Section 424(f) of the Code.

3.             Eligibility

(a)           Any person who is an Employee~~, other than executive officers,~~ will be eligible to participate in the Plan provided he or she has a minimum period of continuous service with the Company of six (6) months as of the first day of an Offering Period.  Notwithstanding the foregoing, unless otherwise determined by the Committee prior to the applicable Offering Period, no executive officer shall be eligible to participate in the Plan; provided that all executive officers shall be treated in an identical manner for purposes of eligibility.

(b)           Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer Corporation or of its Parent Corporation or Subsidiary Corporation or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Employer Corporation and its Parent Corporation(s) and Subsidiary Corporation(s) accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.  These limitations are in addition to any other limitations set forth herein, including any limits that the Committee establishes in accordance with Section 6(a).

4.             Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first business day on or after January 1 each year, or on such other date as the

Committee shall determine.  The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) without shareholder approval.

5.             Participation.

(a)           An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Committee and filing it with the Company’s payroll department during the applicable Enrollment Period.  A participant must file a new subscription agreement for each Offering Period.

(b)           Payroll deductions for a participant shall begin on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner discontinued or terminated by the participant as provided in Section 6(c) or Section 10 hereof.

6.             Payroll Deductions.

(a)           At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount set forth in the subscription agreement, stated in terms of whole dollars not less than $5 for each pay period or in whole number percentages, up to a maximum of 10% of the compensation to be received during the Offering Period (or during such portion thereof in which an Employee may elect to participate).  Notwithstanding the foregoing, the Committee annually may determine, in its sole discretion, to establish any maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all eligible Employees.  Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code.

(b)           All payroll deductions made for a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

(c)           A participant may withdraw from the Plan as provided in Section 10 hereof.  Alternatively, a participant may elect to discontinue making additional payroll deductions during the Offering Period by completing and filing with the Company’s payroll department a written notice in such form approved by the Committee.  The election shall be effective no later than the first payroll date following ten (10) business days after the Company’s receipt of the notice.  If a participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock at the end of the Offering Period subject to the other terms of the Plan.  A participant may increase or decrease his or her payroll deduction rate by filing a new subscription agreement at least ten (l0) business days before the beginning of the pay period during which such increase or decrease is to take effect.  A participant’s payroll deduction rate may be increased only once and reduced only once during any Offering Period.

(d)           At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock and the Company is authorized to take any action reasonably necessary to enforce the withholding requirements including without limitation withholding the appropriate amount from the proceeds of any stock sale by the participant.  At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.             Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof), provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 13 hereof.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The Option shall expire immediately following the Exercise Date.

8.             Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof).  A participant in the Plan will be issued a stock certificate as of the Exercise Date, and the balance of any payroll deductions credited to a participant’s account during the Offering Period shall be delivered to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.             Registration of Certificates.  Certificates will be registered only in the name of the participant.  If a participant submits a written request to the Committee, the Committee may cause the certificates to be issued in the participant’s name jointly with a member of his or her family with right of survivorship.

10.           Withdrawal.

(a)           A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in such form approved by the Committee.  All of the participant’s payroll deductions credited to his or her account shall be paid to such participant after receipt of notice of withdrawal as soon as administratively practicable and such participant’s option for the Offering Period shall be automatically terminated.  Payroll deductions for the purchase of shares during the Offering Period shall cease as soon as administratively practicable.  If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)           A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.           Termination of Employment.  Upon a participant’s ceasing to be an Employee of the Company for any reason (including without limitation upon death, disability or retirement), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.           Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.           Stock.

(a)           Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be ~~175,000~~225,000 shares.  If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase among the participants in such manner as it may determine in its sole discretion.

(b)           The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

14.           Administration.  The Plan shall be administered by the Committee.  The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.           Designation of Beneficiary.

(a)           A participant may designate, on the subscription agreement filed with the Committee, a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date but prior to delivery of such shares and cash to the participant.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

(b)           Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the estate of the participant.

16.           Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.           Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.           Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(b)           Change of Control.  In the event of a Change of Control, the Offering Period then in progress shall be shortened by the Committee’s setting a new Exercise Date (the “New Exercise Date”).  The New Exercise Date shall be before the date of the Change of Control.  The participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.  Immediately following such New Exercise Date, the Plan shall terminate.

19.           Amendment or Termination.

(a)           The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 13(a) or 18(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

(b)           This Plan and all rights of Employees under any offering hereunder may terminate at any time, at the discretion of the Board or Committee.  Upon any termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Board or Committee.  Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating Employees.

20.           Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

22.           Term of Plan.  The ~~Plan shall become effective upon its adoption by the Board, but shall be subject to its~~ effective date of the Plan is December 13, 2000.  The Board has amended and restated the Plan effective November 4, 2010, subject to approval by the shareholders of the Company.  It shall continue in effect ~~for a term of ten (10) years~~until all of the shares of Common Stock reserved for issuance under this Plan, as increased and/or adjusted from time to time, have been issued, unless sooner terminated under Section 19 hereof.

23.           Indemnification of Committee.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.